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            [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP]

                                 May 23, 1997

HealthCare Financial Partners, Inc.
2 Wisconsin Circle, Suite 320
Chevy Chase, Maryland 20815

Gentlemen:

        We have acted as counsel to HealthCare Financial Partners, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1, as amended, (Registration No. 333-24611) (the "Registration Statement") relating to the public offering of up to 3,737,500 shares of Common Stock (the "Shares"), $.01 par value per share (the "Common Stock"), of the Company (including 487,500 shares subject to the Underwriters' other-allotment option). Of the Shares, 2,875,000 shares, including 375,000 shares subject to the Underwriters' over-allotment option, (the "Company Shares") are being offered by the Company, and 862,500 Shares, including 112,500 shares subject to the Underwriters' over-allotment option, (the "Shareholder Shares") are being offered by certain shareholders of the Company.

        We have examined copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, the Registration Statement, and such other corporate records and documents as we deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

        Based upon the foregoing, we are of the opinion that all of the Common Stock has been duly authorized and, when the Company Shares are issued and sold in accordance with the terms described in the Prospectus forming a part of the Registration Statement, and when the Shareholder Shares are sold in accordance therewith, the Shares will be validly issued, fully paid and non-assessable.

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HealthCare Financial Partners, Inc.
May 23, 1997
Page 2


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Common Stock under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        POWELL, GOLDSTEIN, FRAZER & MURPHY LLP